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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-2 of Peoples Educational Holdings, Inc, of our report dated February 25, 2005, relating to the consolidated financial statements of Peoples Educational Holdings, Inc., which report appears in such Registration Statement and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference of our report dated February 25, 2005 pertaining to the December 31, 2004 financial statements as included in the 2004 annual report on Form 10-KSB.

/s/  MCGLADREY & PULLEN, LLP


Minneapolis, Minnesota
May 10, 2005